UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2008

SOURCE INTERLINK COMPANIES, INC.
(Exact name of registrant as specified in this charter)

Delaware	001-13437	20-2428299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27500 Riverview Center Blvd., Suite 400, Bonita Springs, FL 34134
(Address of Principal Executive Offices and Zip Code)

Registrant's Telephone Number, including area code:  (239) 949-4450

Not applicable
(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 27, 2008, the Board of Directors of the Registrant (the “Board”) adopted Amendment No. 3 to the Amended and Restated Bylaws of the Registrant, as amended (“Amendment No. 3”) that, effective immediately:

•
Added a provision requiring Stockholders to beneficially and continuously hold at least $5,000 in market value of the Registrant’s voting securities from at least one year prior to the record date through the date of the annual meeting of stockholders in order to properly nominate an individual for election as a director or otherwise bring business before such annual meeting.

•	Eliminated the ability of the Chairperson of the Board and the Chief Executive Officer or president of the Registrant to call a special meeting of stockholders;

•
Differentiated, clarified and enhanced the advance notice requirements to be satisfied by stockholders intending to nominate an individual for election as a director or otherwise bring business before an annual meeting by, among other things,

▪
designating the date on which the Registrant’s proxy statement was first released to stockholders in connection with the preceding year’s annual meeting as the reference date for determination of the timeliness of notice, rather than the date of the annual meeting, and thereby requiring that notice be given earlier than under the Registrant’s previous requirements;

▪
requiring that the proponent of the nomination or other business provide information concerning (i) any arrangement to act in concert with others with respect to such business, (ii) any arrangement to which the proponent or its affiliates are a party having the intent or effect of mitigating loss, managing risk or benefiting the proponent or its affiliates from share price changes,  and (iii) any arrangement to which the proponent or its affiliates are a party having the intent or effect of increasing or decreasing the voting power of the proponent or its affiliates with respect to the shares of the Registrant’s stock; and,

▪	in the case of a proposal to nominate an individual for election as a director, requiring that the proponent provide information concerning the proposed candidate;

•	Added a provision requiring persons nominated for election or reelection as a director of the Registrant to satisfy certain eligibility requirements, which include:

▪	submission of a Registrant supplied questionnaire with respect to the qualifications and background of such person; and,

▪
submission of a written commitment that such person is not and will not become party to any understanding to act or vote in any particular manner on any particular issue, that would interfere with such person’s fiduciary duties, with respect to the payment of direct or indirect compensation for service as a director except by the Registrant, to comply with applicable law and policies of the Registrant.

The foregoing description is qualified in its entirety by reference to Amendment No. 3, a copy of which is filed with this report as Exhibit 3.10.3 and is incorporated herein by reference. The Company's Amended and Restated Bylaws were filed as Exhibit 3.10 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission ("SEC") on March 4, 2005.

Item 9.01 – Financial Statements and Exhibits

(d)           Exhibits

3.10.3	Amendment No. 3 to the Amended and Restated Bylaws of Source Interlink Companies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 3, 2008
SOURCE INTERLINK COMPANIES, INC. By: /s/ Marc Fierman Marc Fierman Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

3.10.3                       Amendment No. 3 to the Amended and Restated Bylaws of Source Interlink Companies, Inc.